Exhibit 4.1

Execution Version

SUPPLEMENTAL INDENTURE NO. 2
SUPPLEMENTAL INDENTURE NO. 2 (this “Supplemental Indenture”), dated as of May 20, 2026, among QXO BUILDING PRODUCTS, INC., a Delaware corporation (the “Issuer”), each of the entities referenced on Schedule I hereto (each, a “New Subsidiary Guarantor” and, collectively, the “New Subsidiary Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Issuer (as successor by merger to Queen MergerCo, Inc.), certain Subsidiary Guarantors and the Trustee have heretofore executed an indenture, dated as of April 29, 2025 (as supplemented by the Supplemental Indenture No. 1, dated as of April 29, 2025 and as further amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 6.75% Senior Secured Notes due 2032 (the “Notes”), initially in the aggregate principal amount of $2,250.0 million;
WHEREAS, Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause each New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Agreement to Guarantee. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
3.    Notices. All notices or other communications to the New Subsidiary Guarantors shall be given as provided in Section 14.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
7.    Counterparts. This Supplemental Indenture may be executed electronically and in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
[Remainder of page intentionally left blank.]
2

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
QXO BUILDING PRODUCTS, INC., as Issuer
By:    /s/ Christopher Signorello
Name: Christopher Signorello
Title: Chief Legal Officer
AMERICAN BUILDERS SUPPLY, INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

AO DOOR LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

BARNES & SWEENEY ENTERPRISES, INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

BARNSCO DECORATIVE CONCRETE SUPPLY INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

[Signature Page to Supplemental Indenture No. 2]

BARNSCO, INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

BARTON MATERIALS, LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

BEAR SHARE MANAGEMENT, LLC, as a Subsidiary Guarantor
BY: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

CARPENTER CONTRACTORS OF AMERICA, INC., as a Subsidiary Guarantor
BY: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

CCA MIDWEST, INC., as a Subsidiary Guarantor
BY: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

CHRISTENSEN LUMBER, INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

[Signature Page to Supplemental Indenture No. 2]

EAST COAST BUILDING MATERIALS, LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

ERECT-A-LINE, INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

FL KEYS ACQUISITION LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

FREEDOM DRYWALL SUPPLY LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

GEORGECO, INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President
KBP BEAR DEN LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

[Signature Page to Supplemental Indenture No. 2]

KBP BELLINGHAM LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KBP BEXAR LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KBP BUILDING MATERIALS LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President
KBP DOOR LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KBP GRACELAND LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KBP ISLANDER LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

[Signature Page to Supplemental Indenture No. 2]

KBP LAKE OF THE WOODS LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KBP LONE STAR LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President
[Signature Page to Supplemental Indenture No. 2]

KBP NORTH STAR LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KBP NORTHWEST LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KBP OLYMPIC PENINSULA LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KBP PRIEST LAKE LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KBP TETON LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KBP WICKED LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President
[Signature Page to Supplemental Indenture No. 2]

KODIAK BP, LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KODIAK BUILDING PARTNERS INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KODIAK BUILDING PARTNERS, LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KODIAK FINANCE INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President
KODIAK GUARANTOR INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KODIAK GYPSUM LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

[Signature Page to Supplemental Indenture No. 2]

KODIAK GYPSUM MOUNTAIN STATES LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KODIAK INVESTMENTS LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

KODIAK STEEL, LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

MANDERE CONSTRUCTION, INC. , as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

MEDALLION INDUSTRIES, INC. , as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

MIDWEST WEATHER PROTECTION SYSTEMS, L.L.C., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President
[Signature Page to Supplemental Indenture No. 2]

MULTI-FAMILY BUILDING PRODUCTS INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

NEW RIVER BUILDING SUPPLY, INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

NORTHWEST BUILDING COMPONENTS, INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

RICCI SUPPLY COMPANY, INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

SUN MOUNTAIN, INC., as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

[Signature Page to Supplemental Indenture No. 2]

THE MILLER LUMBER COMPANY, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

ZARSKY ACQUISITION, LLC, as a Subsidiary Guarantor
BY:/s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President
[Signature Page to Supplemental Indenture No. 2]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee
By:    /s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President
[Signature Page to Supplemental Indenture No. 2]

Schedule I

New Subsidiary Guarantors

No	Entity Name	Jurisdiction
1.	American Builders Supply, Inc.	Delaware
2.	AO Door LLC	Delaware
3.	Barnes & Sweeney Enterprises, Inc.	Michigan
4.	Barnsco Decorative Concrete Supply Inc.	Texas
5.	Barnsco, Inc.	Texas
6.	Barton Materials, LLC	Delaware
7.	Bear Share Management, LLC	Delaware
8.	Carpenter Contractors of America, Inc.	Illinois
9.	CCA Midwest, Inc.	Illinois
10.	Christensen Lumber, Inc.	Nebraska
11.	East Coast Building Materials, LLC	Delaware
12.	Erect-A-Line, Inc.	Texas
13.	FL Keys Acquisition LLC	Delaware
14.	Freedom Drywall Supply LLC	Delaware
15.	Georgeco, Inc.	Texas
16.	KBP Bear Den LLC	Delaware
17.	KBP Bellingham LLC	Delaware
18.	KBP Bexar LLC	Delaware
19.	KBP Building Materials LLC	Delaware
20.	KBP Door LLC	Delaware
21.	KBP Graceland LLC	Delaware
22.	KBP Islander LLC	Delaware
23.	KBP Lake of the Woods LLC	Delaware
24.	KBP Lone Star LLC	Delaware
25.	KBP North Star LLC	Delaware
26.	KBP Northwest LLC	Delaware
27.	KBP Olympic Peninsula LLC	Delaware
28.	KBP Priest Lake LLC	Delaware
29.	KBP Teton LLC	Delaware
30.	KBP Wicked LLC	Delaware
31.	Kodiak BP, LLC	Delaware
32.	Kodiak Building Partners Inc.	Delaware
33.	Kodiak Building Partners, LLC	Delaware
34.	Kodiak Finance Inc.	Delaware
35.	Kodiak Guarantor Inc.	Delaware
36.	Kodiak Gypsum LLC	Delaware
37.	Kodiak Gypsum Mountain States LLC	Delaware
38.	Kodiak Investments LLC	Delaware
39.	Kodiak Steel, LLC	Delaware
40.	Mandere Construction, Inc.	Idaho
41.	Medallion Industries, Inc.	Oregon
42.	Midwest Weather Protection Systems, L.L.C.	Nebraska
43.	Multi-Family Building Products Inc.	Colorado
44.	New River Building Supply, Inc.	North Carolina
45.	Northwest Building Components, Inc.	Washington
46.	Ricci Supply Company, Inc.	New Hampshire
47.	Sun Mountain, Inc.	Colorado
48.	The Miller Lumber Company	Oregon
49.	Zarsky Acquisition, LLC	Delaware
[Schedule I – New Subsidiary Guarantors]